For the fiscal period ended 06/30/02
File number 811-03623

					SUB-ITEM 77-0 Exhibit

		Transactions Effected Pursuant to Rule 10f-3

I.  SP PIMCO High Yield Portfolio

1.   Name of Issuer
	Panamsat Corp SR NT 144A

2.   Date of Purchase
	01/25/2002

3.   Number of Securities Purchased
	4,000

4.   Dollar Amount of Purchase
	$400,000

5.   Price Per Unit
	$100

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
Credit Suisse First Boston

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER

Deutsche Banc Alex Brown Inc.
ABN AMRO
SG Cowen Securities Corp